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                                                                   EXHIBIT 10.21
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                               SERVICES AGREEMENT
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     THIS AGREEMENT, dated as of January __, 2000, is by and between ISOLYSER
COMPANY, INC., a Georgia corporation ("Isolyser"), and MINDHARBOR, INC., a Georgia corporation which is wholly owned by Isolyser ("MindHarbor").

                               R E C I T A L S :
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     R-1. Isolyser has organized MindHarbor with the current plan and intention to out source to MindHarbor, as an independent company, certain services previously provided within Isolyser related to technology and investor relations.

     R-2. Recognizing that MindHarbor is currently a wholly owned subsidiary of Isolyser, Isolyser desires to enter into this Agreement for purposes of expressing its current intentions to accomplish the aforesaid objects and purposes, but without any intent of creating any obligation which cannot be modified solely upon the approval of Isolyser and MindHarbor. For these purposes, because Isolyser currently controls MindHarbor, Isolyser may currently modify this Agreement at any time in its discretion and no third party shall have any legally protected rights by virtue of this Agreement.

     NOW, THEREFORE, with due regard to the foregoing recitals, Isolyser and MindHarbor agree as follows:

     1.   Scope of Services. MindHarbor will provide Isolyser telecommunication
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management, computer support and maintenance, network support and management, internet service and development as previously provided to Isolyser internally through its employees and facilities.

     2.   Fees for Services. (a) The fees payable by Isolyser for services
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provided by MindHarbor under this Agreement shall include the salary and benefits of employees transferred from Isolyser to MindHarbor. Such salary and benefits are more particularly set forth on Exhibit A attached hereto and
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incorporated herein by reference. In addition, Isolyser shall provide to
MindHarbor accounting/bookkeeping services, human resources consulting and general office services at no cost so long as Isolyser and MindHarbor share common office facilities.

          (b) MindHarbor will on a periodic basis issue reports to Isolyser detailing costs incurred by Isolyser for the services. MindHarbor shall cooperate with all reasonable requests of Isolyser in order that Isolyser may verify the contents of such report and the actual amount of costs incurred by Isolyser for the services.
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          (c)  Unless and until otherwise determined by Isolyser, Isolyser shall pay fees under this Agreement by payment directly to the third party vendor issuing the invoice or accruing the expense for the various line item component of the fees set forth in this paragraph.

     3.   Limitation on Authority. MindHarbor hereby acknowledges and confirms
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that it shall not have authority to incur any costs or expenses without complying with such policies and procedures as may from time to time be in effect at Isolyser to approve such costs and expenses.

     4.   Term.
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          (a)  Isolyser expects that the term of this Agreement shall be for two years, namely 2000 and 2001. Isolyser and MindHarbor may agree to extend the term of this Agreement. This Agreement may be earlier terminated as set forth in this paragraph.

          (b)  Isolyser may terminate this Agreement upon notice to MindHarbor
(i) in the event that the quality of services provided by MindHarbor to Isolyser are not reasonably satisfactory and MindHarbor fails to satisfy the reasonable requests of Isolyser to improve the quality of such services within thirty days after notifying MindHarbor of any issues with respect to such services, and (ii) in the event of the occurrence of any event which Isolyser reasonably determines constitutes a change of control of Isolyser, Isolyser may terminate this Agreement upon notice to MindHarbor. In the event of such a termination of this Agreement following a change of control, the Promissory Note (as defined below) shall be cancelled and management of MindHarbor shall acquire 75% of the shares of MindHarbor on a fully diluted basis as contemplated by Section 5 below.

          (c) Isolyser may terminate this Agreement for convenience. In the event of such termination for convenience, Isolyser will pay a termination fee equal to 50% of the total salary and benefits set forth on Exhibit A for the remaining balance of the term of this Agreement as if this Agreement was to expire on December 31, 2001.

     5.   Incentive Terms. Isolyser desires to create an incentive for
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management of MindHarbor to pay the Promissory Note described below; such management of MindHarbor acknowledges that Isolyser may modify these incentive provisions at any time in its discretion and these incentives are not vested or legally enforceable rights of management. For purposes of this Agreement, management of MindHarbor means Michael Mabry, Craig Smith and Mike Blasdell. Isolyser's current intention is that management will acquire up to 75% of the shares of MindHarbor on a fully diluted basis based on the following formula:

     The amount by which MindHarbor shall reduce prior to its maturity date the principal indebtedness outstanding under that certain Promissory Note (the "Promissory Note") in the principal face amount of $150,000 dated of even date with this Agreement made by MindHarbor and payable to the order of Isolyser.

Following the end of each calendar year during the term of this Agreement, Isolyser will review appropriate data to determine the amount, if any, of shares management may have acquired in MindHarbor under the foregoing clause. In the event any such shares are to be issued to

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management, such shares will be issued in the following percentages: Michael
Mabry 23%, Craig Smith 26% and Mike Blasdell 26%. Fractional shares will be disregarded and not issued. To illustrate such potential share acquisition by management, assume that MindHarbor had paid $64,500 of principal, in addition to interest payments, under the Promissory Note during 2000 (which would represent 43% of the indebtedness evidenced by the Promissory Note). In such event, Isolyser would issue 47 shares in total to Messrs. Mabry, Smith and Blasdell, determined as follows:

     .    $64,500 principal payment against $150,000 principal is 43%

     .    43% of 75% is 32.25%

     . Number of shares to be issued to represent 32.25% of fully diluted stock is 47.6

All shares issued to management will be pledged as security for the Promissory Note so that if the indebtedness evidenced by the Promissory Note is not paid on or before maturity, such shares issued to management will be forfeited to Isolyser.

     6.   Miscellaneous. This Agreement shall be governed by Georgia law. This
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Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Any notice required by this Agreement shall be given to Isolyser at its principal place of business to the attention of its president, and to MindHarbor at the principal place of business of Isolyser to the attention of its president. Any such notice shall be effective upon delivery to such offices. This Agreement may not be transferred or assigned by either party without the consent of the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date first above written.

                                           ISOLYSER COMPANY, INC.

                                           By:____________________________
                                           Name:__________________________
                                           Title:_________________________



                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

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